Exhibit 10.8
APOLLO GROUP, INC.
AMENDED AND RESTATED
2000 STOCK INCENTIVE PLAN
PLAN AMENDMENT

The Apollo Group, Inc. 2000 Stock Incentive Plan, as amended and restated (the “Plan”), is hereby further amended, effective October 6, 2011, as follows:

1.    Section 3.1(r) of the Plan is hereby amended in its entirety to read as follows:

“(r) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) pre-tax or after-tax net earnings or net income, (ii) sales or revenue growth, (iii) cash flow, operating cash flow or free cash flow objectives, (iv) return on assets or net assets, (v) return on stockholder equity, (vi) return on capital or invested capital, (vii) Stock price per share or growth in Stock price per share, (viii) total stockholder return, (ix) operating margin or gross or net profit margin, (x) earnings per share, (xi) market share, (xii) operating income or pre-tax or after-tax net operating income, (xiii) operating profit or pre-tax or after-tax net operating profit, (xiv) operating earnings or pre-tax or after-tax net operating earnings, (xv) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation, (xvi) economic value-added models, (xvii) cost reductions, (xviii) budget objectives, (xix) litigation and regulatory resolution goals, (xx) expense control goals, (xxi) measures of student academic success, (xxii) measures of student satisfaction at one or more of the Company’s universities or throughout the Company’s university system as a whole, as formulated by the Committee and validated in one or more instances through one or more independently-conducted surveys, (xxiii) measures of faculty performance at one or more of the Company’s universities or throughout the Company’s university system as a whole, (xxiv) measures of faculty satisfaction at one or more of the Company’s universities or throughout the Company’s university system as a whole, as formulated by the Committee and validated in one or more instances through one or more independently-conducted surveys, and (xxv) measures to enhance student protection or student service at one or more of the Company’s universities or throughout the Company’s university system as a whole. Any of the foregoing criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or as measured in terms of one or more business units or Subsidiaries of the Company. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.”

2.    Section 3.1(s) of the Plan is hereby amended in its entirety to read as follows:

“(s) Performance Goals means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code for establishing the Performance Goal or Goals, specify one or more of the following adjustments or modifications to be made in the calculation of such Performance Goal or Goals: (i) asset impairments or write-downs, including impairment charges related to goodwill, intangible assets or other long-lived assets, (ii) litigation verdicts, judgments or claim settlements, (iii) the effect of changes in tax law, accounting principles or other laws, regulations or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) extraordinary nonrecurring items, including those addressed in management's discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and any other item that is either unusual or infrequent in nature, as determined in accordance with Accounting Standards Codification Topic 225-20 “Extraordinary and Unusual Items”, (vi) the operations of any business acquired by the Company (or any Subsidiary) or of any joint venture in which the Company (or any Subsidiary) participates, (vii) the divestiture of one or more business operations or the assets of the Company or (any Subsidiary) or of any joint venture in which the Company (or any Subsidiary) participates, (viii) the costs incurred in connection with such acquisitions or divestitures, (ix) the financial results of any businesses classified as discontinued operations for all or a portion of the applicable performance or measurement period, (x) items of income, gain, loss or expense attributable to the operations of any business acquired or divested by the Company or any Subsidiary, (xi) stock-based compensation and (xii) cash payments made in settlement of incentive awards under the Plan or any other plan or program implemented by the Company or any Subsidiary.

In addition to the foregoing adjustments, should the Performance Goal be tied to cash flow, operating cash flow or free cash flow objectives, then the Committee may, in establishing the applicable targets, authorize adjustments, deductions and/or exclusions with respect to one or more of the following items to the extent those items are to be utilized in the calculation of cash flow, operating cash flow or free cash flow for any or all of the fiscal years within the applicable Performance Period or any other fiscal year that serves as a base or comparative measurement year: (i) cash amounts expended in the acquisition of property, plant and equipment, (ii) cash amounts paid in connection with actual or proposed acquisitions of one or more businesses or the assets of one or more businesses, (iii) cash flows or adjusted cash flows attributable to any businesses or assets acquired or divested during the Performance Period (or other relevant measurement period), (iv) cash amounts paid as interest expense, (v) cash amounts received as interest income, (vi) cash amounts paid in connection with judgments, verdicts and settlements with respect to specified litigation matters, (vii) increases or decreases in restricted cash attributable to Title IV student funding, (viii) increases or decreases in working capital, (ix) cash flows or adjusted cash flows attributable to new businesses or entities begun by the Company or any Subsidiary, (x) cash flow impact of inter-party transactions between or among the Company and one or more Subsidiaries involving the acquisition, licensing or cost sharing of intangible assets.

In further clarification of the various adjustments that may be made to one or more Performance Goals in accordance with this Section 3.1(s) and without limiting the scope or generality of those permissible adjustments, should the Performance Goal be tied to any net income, operating income or operating profit objectives, then the Committee may, in establishing the applicable net income, operating income or operating profit target, authorize one or more of the following adjustments to net income, operating income or operating profit for any fiscal year within the applicable Performance Period:

(i)     the exclusion of all acquisition costs expensed for the applicable fiscal year, whether relating to acquisitions effected during that year or any prior fiscal year,

(ii)     the exclusion of all income, gain or loss attributable to companies or other entities acquired during the applicable fiscal year,

(iii)     the exclusion of impairment charges related to goodwill, intangible assets or other long-lived assets,

(iv)     the exclusion of amounts expensed in connection with judgments, verdicts and settlements with respect to specified litigation matters,

(v)    the exclusion of stock-based compensation expense or costs, as computed in accordance with applicable accounting principles, and

(vi)    any other applicable adjustments authorized in accordance with the foregoing provisions of this Section 3.1(s).

3.    Any Awards made under the Plan on the basis of the foregoing revisions to Sections 3.1(r) and 3.1(s) of the Plan effected by this Plan Amendment are hereby subject to the approval of this Plan Amendment by the holders of the Company’s outstanding voting stock, and no Awards based on those revisions shall be settled unless and until such stockholder approval is obtained.

4.    Except as modified by this Plan Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, APOLLO GROUP, INC. has caused this Plan Amendment to be executed on its behalf by its duly-authorized officer on this 6th day of October 2011.

APOLLO GROUP, INC.

By: /s/ Sean Martin______________________________
Title: Senior Vice President, General Counsel and Secretary